Exhibit 99.1

NEWS RELEASE

For Immediate Release

BAYLAKE CORP. DECLARES DIVIDEND

Sturgeon Bay, Wisconsin (PR Newswire) – April 30, 2012

Baylake Corp. (OTC BB: BYLK) is pleased to announce that its Board of Directors on April 27, 2012 declared a quarterly dividend of $0.01 per share on the Company’s common stock.  The dividend is payable on June 1, 2012 to shareholders of record on May 10, 2012.

Baylake Corp., the holding company for Baylake Bank, serves Northeast and Central Wisconsin from 27 community financial centers throughout Brown, Door, Green Lake, Kewaunee, Manitowoc, Outagamie, Waupaca and Waushara Counties.

Contact: John A. Hauser

(920) 743-5551

Source: Baylake Corp.